 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-271295
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 2, 2023)
Up to $100,000,000
Shares of Common Stock
We have entered into an Amended and Restated Open Market Sale AgreementSM, or the Sale Agreement, with Jefferies LLC, or Jefferies, relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Sale Agreement, as amended, we may offer and sell shares of our common stock from time to time through Jefferies, acting as sales agent.
Sales of the shares of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of the shares sold under the Sale Agreement. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of shares of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including civil liabilities under the Securities Act.
Our common stock trades on the Nasdaq Global Market under the symbol “CARM.”
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, page 5 of the accompanying base prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is May 12, 2023.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, dated May 2, 2023, including the documents incorporated by reference therein, provides more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement. Generally, when we refer to this “prospectus”, we are referring to both parts of this document combined.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, or the information contained in any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement unless otherwise specified.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in or incorporated by reference into this prospectus and any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering. We have not, and Jefferies has not, authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Jefferies is not, making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference into this prospectus or in any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, including the documents incorporated by reference herein, and any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled, “Incorporation By Reference” and “Where You Can Find More Information” and the sections of the accompanying base prospectus entitled “Incorporation By Reference” and “Where You Can Find Additional Information.”
Other than in the United States, no action has been taken by us or Jefferies that would permit a public offering of shares of our common stock offered by this prospectus in any jurisdiction where action for that purpose is required. The shares of our common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of the shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of our common stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Unless the context otherwise indicates, references in this prospectus supplement to the “Company,” “Carisma,” “we,” “our” and “us” refer, collectively, to Carisma Therapeutics Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying base prospectus and the information incorporated by reference into this prospectus supplement and the accompanying base prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus and the information incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” and the negative version of these words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.
The forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus include, among other things, the statements about:
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the timing and conduct of our ongoing Phase 1 clinical trial of CT-0508 and our planned clinical trial utilizing CT-0508 in combination with pembrolizumab;

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the timing and conduct of our planned clinical trial of CT-0525 for solid tumors that overexpress HER2;

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the timing and conduct of our planned clinical trial of CT-1119 for advanced mesothelin-positive solid tumors;

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the timing and conduct of our planned clinical trial of CT-0729 for prostate-specific membrane antigen positive castrate resistant prostate cancer;

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our ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of our product candidates;

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our plans to conduct discovery and pre-clinical testing of the development of in vivo CAR-M therapeutics for up to twelve oncology targets, as well as multiple other targets and indications;

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our ability to successfully enroll patients in and complete clinical trials;

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our plans to conduct discovery and pre-clinical testing of other product candidates;

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our ability to realize the anticipated benefits of our research and development programs, strategic partnerships, research and licensing programs and academic and other collaborations;

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the timing of applying for and receiving, and our ability to maintain, marketing approvals from applicable regulatory authorities for our product candidates;

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our ability to obtain and maintain intellectual property protection and regulatory exclusivity for CT-0508 and any other product candidates we are developing or may develop in the future;

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acceptance of CT-0508 and any other product candidates, if and when approved, by patients, the medical community and third-party payors;

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our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash, cash equivalents and short-term investments;

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the potential advantages of our product candidates;

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our estimates regarding the potential market opportunity for our product candidates;

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our commercialization and manufacturing capabilities and strategy;

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the impact of COVID-19 on our business and operations;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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our competitive position;

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the impact of government laws and regulations

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our ability to recognize the benefits of the merger, or the Merger, with Sesen Bio, Inc., or Sesen Bio, and the effect the completion of the Merger will have on our business relationships, operating results and business generally;

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the receipt of any payments under the contingent value rights issued to our stockholders in connection with the closing of the Merger, the realization of value for Sesen Bio, Inc. legacy assets and the amount and timing of distributions to be made to our stockholders, if any;

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political and economic developments; and

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our anticipated use of proceeds from this offering.

Forward-looking statements inherently involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions. You should carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically Exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on March 8, 2023, as updated by our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other Current Reports on Form 8-K.
You should read this prospectus, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. For a more complete understanding of our company and this offering, you should read carefully this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying base prospectus, and any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page S-8 of this prospectus supplement, page 5 of the accompanying base prospectus, our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.
Carisma Therapeutics Inc.
Carisma is a clinical stage cell therapy company focused on utilizing its proprietary macrophage and monocyte cell engineering platform to develop transformative immunotherapies to treat cancer and other serious diseases. We have created a comprehensive cell therapy platform to enable the therapeutic use of engineered macrophages and monocytes, which belong to a subgroup of white blood cells called myeloid cells. Macrophages and monocytes are part of the innate immune system and can detect and degrade harmful substances through a process referred to as phagocytosis, in which the harmful substance is engulfed and destroyed and in turn leads to the activation of a broad immune response.
To harness the powerful immunologic functions of macrophages against cancer, we have developed a proprietary Chimeric Antigen Receptor Macrophage, or CAR-M, platform technology. Chimeric antigen receptors, or CARs, are synthetically engineered receptors that are designed to bestow immune cells with the ability to target specific antigens on the surface of cancer cells. By introducing CARs into macrophage and monocyte cells, we aim to redirect their potent innate immune functions against cancer. Our CAR-M platform technology incorporates proprietary tumor targeting constructs, vectors to deliver CARs to macrophages and monocytes and novel manufacturing processes. Our CAR-M therapeutics are designed to infiltrate the solid tumor microenvironment, kill cancer cells via targeted phagocytosis, and activate other immune cells, such as T-cells, to initiate a robust anti-tumor immune response.
Our lead product candidate, CT-0508, the first CAR-M to be evaluated in a human clinical trial, is an ex vivo autologous cell therapy product candidate, wherein immune cells from blood drawn from a patient are engineered outside of the body and reinfused into the same patient. CT-0508 is intended to treat solid tumors that overexpress HER2, a protein that is overexpressed on the surface of a variety of solid tumors, including breast cancer, gastric cancer, esophageal cancer, salivary gland cancer, and numerous others. Beyond CT-0508, we have a broad pipeline of cell therapy assets in various stages of pre-clinical development. In addition to the development of ex vivo CAR-M cell therapies, we are also developing in vivo CAR-M gene therapies, wherein immune cells are directly engineered within the patient’s body.
Corporate Information
We were incorporated under the laws of the state of Delaware on February 25, 2008 under the name NewCo LS14, Inc. We subsequently changed our name to DeNovo Therapeutics, Inc. in September 2008, to Eleven Biotherapeutics, Inc. in February 2010, to Sesen Bio, Inc. in May 2018 and to Carisma Therapeutics Inc. in March 2023, in connection with the completion of the Merger.
Our principal executive offices are located at 3675 Market Street, Suite 200, Philadelphia, Pennsylvania 19104, and our telephone number is (267) 491-6422. Our website address is www.carismatx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING
Common Stock Offered by Us(1)
Shares having an aggregate offering price of up to $100,000,000.
Common Stock to Be Outstanding Following the Offering
Up to 57,953,781 shares (as more fully described in this section under “Outstanding Shares”), assuming sales of 17,699,115 shares of our common stock in this offering at an offering price of $5.65 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on May 11, 2023. The actual number of shares issued will vary depending on the sales prices under this offering.
Plan of Distribution
“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-13 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from the sale of any shares of common stock offered under this prospectus supplement for general corporate purposes, which may include research and development costs, the acquisition or in-license of other products, product candidates, businesses or technologies, repayment and refinancing of debt, working capital and capital expenditures. See “Use of Proceeds.”
Risk Factors
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, the “Risk Factors” section beginning on page 5 of the accompanying base prospectus and the documents incorporated by referenced into this prospectus supplement and the accompanying base prospectus.
Nasdaq Global Market Symbol
“CARM”
Outstanding Shares
The number of shares of our common stock to be outstanding after this offering is based on 40,254,666 shares of our common stock outstanding as of May 11, 2023, and excludes:
•
610,238 shares of our common stock issuable upon the exercise of stock options outstanding under the Carisma Therapeutics Inc. 2014 Stock Incentive Plan, or the 2014 Plan, as of May 11, 2023, at a weighted-average exercise price of $28.29 per share;

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5,985 shares of our common stock issuable upon the exercise of stock options outstanding under the 2014 Plan as of May 11, 2023, at a weighted-average exercise price of $174.01 per share that were initially granted under the Eleven Biotherapeutics, Inc. Amended and Restated 2009 Stock Incentive Plan, or the 2009 Plan;

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3,418,824 shares of our common stock issuable upon the exercise of stock options outstanding under the CARISMA Therapeutics Inc. 2017 Stock Incentive Plan, or the 2017 Plan, as of May 11, 2023, at a weighted-average exercise price of $1.22 per share;

•
149,000 shares of our common stock issuable upon the exercise of individual nonqualified stock options granted to employees as inducement material in accordance with Nasdaq Listing Rule 5635(c)(4) as of May 11, 2023, at a weighted average exercise price of $20.65 per share;

•
6,247,979 additional shares of our common stock reserved for future issuance under the 2014 Plan as of May 11, 2023; and

•
239,561 shares of our common stock available for future issuance under the Carisma Therapeutics Inc. 2014 Employee Stock Purchase Plan, or the ESPP, as of May 11, 2023.

(1)
Immediately prior to the closing of the Merger, we effected a 1-for-20 reverse stock split of our common stock. At the closing of the Merger, (i) each then outstanding share of CTx Operations, Inc. (formerly CARISMA Therapeutics Inc.), or Legacy Carisma, common stock and convertible preferred stock was converted into a share of our common stock at an exchange ratio of 1.8994 shares of our common stock for each share of Legacy Carisma common stock or convertible preferred stock, and (ii) we assumed each then outstanding stock option to purchase Legacy Carisma common stock, with necessary adjustments to reflect the exchange ratio. Except where the context otherwise requires, share numbers in this prospectus supplement reflect such transactions.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the risks and uncertainties described in Exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on March 8, 2023, in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus, as updated by our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our other Current Reports on Form 8-K. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. These risks and uncertainties are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also materially and adversely affect our business, financial condition, cash flows, prospects and the price of our common stock.
Risks Related to this Offering and the Ownership of Our Common Stock
A substantial number of shares of our common stock may be sold in the market following this offering, which may depress the market price for our common stock.
Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. There can be no assurance that any of the $100.0 million of shares of our common stock being offered under this prospectus supplement will be sold or the price at which any such shares might be sold. Assuming that an aggregate of 17,699,115 shares of our common stock are sold pursuant to this prospectus supplement at a price of $5.65 per share, the last reported sale price of our common stock on the Nasdaq Global Market on May 11, 2023, upon completion of this offering, based on 40,254,666 shares outstanding as of May 11, 2023, we will have outstanding an aggregate of 57,953,781 shares of our common stock, assuming no exercise of outstanding stock options. All of the shares sold in this offering, upon issuance, will be freely tradable without restriction or further registration under the Securities Act, unless these shares of common stock are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.
In addition, as of May 11, 2023, there were outstanding stock options to purchase an aggregate of 4,184,047 shares of our common stock at a weighted-average exercise price of $6.11 per share, of which stock options to purchase 3,028,729 shares of our common stock were then exercisable. If these securities are exercised, you will incur further dilution.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock at prices that may not be the same as the price per share in this offering. We may sell shares of our common stock or other securities convertible into or exchangeable for shares of our common stock in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our common stock or other securities convertible into or exchangeable for shares of our common stock in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible or exchangeable into shares of our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.
Our management will have broad discretion as to the use of the net proceeds from this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. These net proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. See “Use of Proceeds” on page S-10 of this prospectus supplement for a description of our proposed use of proceeds from this offering.
Investors in this offering will experience immediate dilution in the book value per share of our common stock purchased in this offering.
The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $100.0 million to be sold in this offering, at an assumed offering price of $5.65 per share, the last reported sale price of our common stock on May 11, 2023 on the Nasdaq Global Market, and after deducting estimated sales commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2023 would have been $182.9 million, or $3.16 per share of our common stock. This represents an immediate increase in net tangible book value of $1.02 per share of our common stock to our existing stockholders and an immediate dilution of $2.49 per share of our common stock to investors in this offering. See “Dilution” on page S-11 of this prospectus supplement.
The actual number of shares we will issue under the Sale Agreement with Jefferies, at any one time or in total, is uncertain.
Subject to certain limitations in the Sale Agreement with Jefferies and compliance with applicable law, we have the discretion to deliver placement notices to Jefferies at any time throughout the term of the Sale Agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Jefferies in any applicable placement notice and the demand for our common stock. As such, it is not possible to predict the number of shares to be sold pursuant to the Sale Agreement. Because the price per share of each share sold pursuant to the Sale Agreement will fluctuate based on the market price of our common stock during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sale Agreement.
We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.
We have never paid and do not anticipate paying cash dividends on shares of our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100.0 million from time to time under this prospectus supplement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Sale Agreement with Jefferies as a source of financing.
We intend to use the net proceeds from the sale of any shares of common stock offered under this prospectus supplement for general corporate purposes. Although we have not yet identified specific uses for these proceeds, general corporate purposes may include research and development costs, the acquisition or in-license of other products, product candidates, businesses or technologies, repayment and refinancing of debt, working capital and capital expenditures.
The precise amount and timing of the application of these net proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management will have broad discretion in the timing and application of these net proceeds.

DILUTION
If you invest in our securities in this offering, you will experience immediate dilution to the extent of the difference between the price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.
Our historical net tangible book value as of March 31, 2023 was $86.1 million, or $2.14 per share of common stock outstanding as of March 31, 2023. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents our historical net tangible book value divided by the number of shares of common stock outstanding as of March 31, 2023.
After giving effect to the assumed sale of 17,699,115 shares of our common stock in the aggregate amount of $100.0 million to be sold in this offering at an assumed offering price of $5.65 per share, the last reported sale price of our common stock on May 11, 2023 on the Nasdaq Global Market, and after deducting estimated sales commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been $182.9 million, or $3.16 per share. This represents an immediate increase in net tangible book value of $1.02 per share of our common stock to our existing stockholders and an immediate dilution of $2.49 per share of our common stock to investors in this offering. Dilution per share to investors purchasing shares of our common stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors purchasing shares of our common stock in this offering.
The following table illustrates this calculation on a per share basis:
Assumed public offering price per share of common stock		$5.65
Historical net tangible book value per share as of March 31, 2023	$2.14
Increase in net tangible book value per share attributable to investors purchasing shares of our common stock in this offering	$1.02
As adjusted net tangible book value per share after giving effect to this offering		$3.16
Dilution per share to investors purchasing shares of our common stock in this offering		$2.49
The table above is based on 40,254,666 shares of our common stock outstanding as of March 31, 2023 and excludes:
•
610,238 shares of our common stock issuable upon the exercise of stock options outstanding under the 2014 Plan as of March 31, 2023, at a weighted-average exercise price of $28.29 per share;

•
5,985 shares of our common stock issuable upon the exercise of stock options outstanding under the 2014 Plan as of March 31, 2023, at a weighted-average exercise price of $174.01 per share, that were initially granted under the 2009 Plan;

•
3,418,824 shares of our common stock issuable upon the exercise of stock options outstanding under the 2017 Plan as of March 31, 2023, at a weighted-average exercise price of $1.22 per share;

•
149,000 shares of our common stock issuable upon the exercise of individual nonqualified stock options granted to employees as inducement material in accordance with Nasdaq Listing Rule 5635(c)(4) as of March 31, 2023, at a weighted average exercise price of $20.65 per share;

•
6,247,979 additional shares of our common stock reserved for future issuance under the 2014 Plan as of March 31, 2023; and

•
239,561 shares of our common stock available for future issuance under the ESPP as of March 31, 2023.

To the extent that any of our outstanding stock options are exercised, new stock options are issued under the 2014 Plan, or we issue additional shares of our common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the Sale Agreement with Jefferies, under which we may offer and sell shares of our common stock from time to time through Jefferies acting as sales agent. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell shares of our common stock under the Sale Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sale Agreement to sell shares of our common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares of our common stock between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our common stock in this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed in the Sale Agreement to reimburse Jefferies for the fees and disbursements of its counsel in an amount not to exceed $75,000, in addition to an amount up to $15,000 each quarter in connection with certain due diligence obligations under the Sale Agreement. We estimate that the total expenses for this offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $165,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which shares of our common stock are sold under the Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of shares of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
This offering of shares of our common stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sale Agreement and (ii) the termination of the Sale Agreement as permitted therein. We and Jefferies may each terminate the Sale Agreement at any time upon ten days’ prior notice.
This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sale Agreement is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement and the accompanying base prospectus.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus supplement has been passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is acting as counsel for Jefferies in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Carisma Therapeutics Inc. (formerly Sesen Bio, Inc.) included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
The consolidated financial statements of Carisma Therapeutics Inc. as of December 31, 2022 and 2021, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying base prospectus is considered to be part of this prospectus supplement and the accompanying base prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying base prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying base prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying base prospectus or in any document previously incorporated by reference into this prospectus supplement or the accompany base prospectus have been modified or superseded. This prospectus supplement and the accompanying base prospectus incorporate by reference the documents listed below (File No. 001-36296) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities offered hereby is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 28, 2023, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Stockholders;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 11, 2023;

•
Current Reports on Form 8-K as filed with the SEC on January 30, 2023, January 31, 2023, February 1, 2023, February 2, 2023, February 7, 2023, February 14, 2023, February 27, 2023, March 2, 2023, March 6, 2023, March 8, 2023, and April 4, 2023; and

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC under the Exchange Act on February 3, 2014, as the description therein has been updated and superseded by the description of our capital stock contained on Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Current Report on Form 8-K as filed with the SEC on March 8, 2023, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Carisma Therapeutics Inc.
3675 Market Street, Suite 200
Philadelphia, PA 19104
Attn: Investor Relations
(267) 491-6422
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.carismatx.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement and the accompanying base prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying base prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying base prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

$300,000,000
PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Subscription Rights
Warrants
Units
We may offer and sell securities from time to time in one or more offerings of up to $300,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on The Nasdaq Global Market under the symbol “CARM.”

Investing in these securities involves significant risks. See the information included under “Risk Factors” on page 5 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 2, 2023

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to the “Company,” “Carisma,” “we,” “our” and “us” refer, collectively, to Carisma Therapeutics Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.carismatx.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-36296) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 28, 2023, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Stockholders;

•
Current Reports on Form 8-K as filed with the SEC on January 30, 2023, January 31, 2023, February 1, 2023, February 2, 2023, February 7, 2023, February 14, 2023, February 27, 2023, March 2, 2023, March 6, 2023, March 8, 2023 and April 4, 2023; and

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC under the Exchange Act on February 3, 2014, as the description therein has been updated and superseded by the description of our capital stock contained on Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Current Report on Form 8-K as filed with the SEC on March 8, 2023, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Carisma Therapeutics Inc.
3675 Market Street, Suite 200
Philadelphia, PA 19104
Attn: Investor Relations
(267) 491-6422

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus and the information incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” and the negative version of these words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.
The forward-looking statements in this prospectus and the documents incorporated by reference in the prospectus include, among other things, the statements about:
•
the timing and conduct of our ongoing Phase 1 clinical trial of CT-0508 and our planned clinical trial utilizing CT-0508 in combination with pembrolizumab;

•
the timing and conduct of our planned clinical trial of CT-0525 for solid tumors that overexpress HER2;

•
the timing and conduct of our planned clinical trial of CT-1119 for advanced mesothelin-positive solid tumors;

•
the timing and conduct of our planned clinical trial of CT-0729 for prostate-specific membrane antigen positive castrate resistant prostate cancer;

•
our ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of our product candidates;

•
our plans to conduct discovery and pre-clinical testing of the development of in vivo CAR-M therapeutics for up to twelve oncology targets, as well as multiple other targets and indications;

•
our ability to successfully enroll patients in and complete clinical trials;

•
our plans to conduct discovery and pre-clinical testing of other product candidates;

•
our ability to realize the anticipated benefits of our research and development programs, strategic partnerships, research and licensing programs and academic and other collaborations;

•
the timing of applying for and receiving, and our ability to maintain, marketing approvals from applicable regulatory authorities for our product candidates;

•
our ability to obtain and maintain intellectual property protection and regulatory exclusivity for CT-0508 and any other product candidates we are developing or may develop in the future;

•
acceptance of CT-0508 and any other product candidates, if and when approved, by patients, the medical community and third-party payors;

•
our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash, cash equivalents and short-term investments;

•
the potential advantages of our product candidates;

•
our estimates regarding the potential market opportunity for our product candidates;

•
our commercialization and manufacturing capabilities and strategy;

•
the impact of COVID-19 on our business and operations;

•
our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•
our competitive position;

•
the impact of government laws and regulations;

•
our ability to recognize the benefits of the Merger and the effect the completion of the Merger will have on our business relationships, operating results and business generally;

•
the receipt of any payments under the contingent value rights issued to our stockholders in connection with the closing of the Merger, the realization of value for Sesen Bio, Inc. legacy assets and the amount and timing of distributions to be made to our stockholders, if any; and

•
political and economic developments.

Forward-looking statements inherently involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically Exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on March 8, 2023, as updated by our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other Current Reports on Form 8-K.
You should read this prospectus and the documents incorporated by reference in this prospectus and the documents we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and as set forth in Exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on March 8, 2023 and in our Annual Report on Form 10-K filed with the SEC on February 28, 2023, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CARISMA THERAPEUTICS INC.
Carisma is a clinical stage cell therapy company focused on utilizing its proprietary macrophage and monocyte cell engineering platform to develop transformative immunotherapies to treat cancer and other serious diseases. We have created a comprehensive cell therapy platform to enable the therapeutic use of engineered macrophages and monocytes, which belong to a subgroup of white blood cells called myeloid cells. Macrophages and monocytes are part of the innate immune system and can detect and degrade harmful substances through a process referred to as phagocytosis, in which the harmful substance is engulfed and destroyed and in turn leads to the activation of a broad immune response.
To harness the powerful immunologic functions of macrophages against cancer, we have developed a proprietary Chimeric Antigen Receptor Macrophage, or CAR-M, platform technology. Chimeric antigen receptors, or CARs, are synthetically engineered receptors that are designed to bestow immune cells with the ability to target specific antigens on the surface of cancer cells. By introducing CARs into macrophage and monocyte cells, we aim to redirect their potent innate immune functions against cancer. Our CAR-M platform technology incorporates proprietary tumor targeting constructs, vectors to deliver CARs to macrophages and monocytes and novel manufacturing processes. Our CAR-M therapeutics are designed to infiltrate the solid tumor microenvironment, kill cancer cells via targeted phagocytosis, and activate other immune cells, such as T-cells, to initiate a robust anti-tumor immune response.
Our lead product candidate CT-0508, the first CAR-M to be evaluated in a human clinical trial, is an ex vivo autologous cell therapy product candidate, wherein immune cells from blood drawn from a patient are engineered outside of the body and reinfused into the same patient. CT-0508 is intended to treat solid tumors that overexpress HER2, a protein that is overexpressed on the surface of a variety of solid tumors, including breast cancer, gastric cancer, esophageal cancer, salivary gland cancer, and numerous others. Beyond CT-0508, we have a broad pipeline of cell therapy assets in various stages of pre-clinical development. In addition to the development of ex vivo CAR-M cell therapies, we are also developing in vivo CAR-M gene therapies, wherein immune cells are directly engineered within the patient’s body.
Corporate Information
We were incorporated under the laws of the state of Delaware on February 25, 2008 under the name NewCo LS14, Inc. We subsequently changed our name to DeNovo Therapeutics, Inc. in September 2008, to Eleven Biotherapeutics, Inc. in February 2010, to Sesen Bio, Inc. in May 2018 and to Carisma Therapeutics Inc. in March 2023, in connection with the completion of our business combination with CTx Operations, Inc. (formerly CARISMA Therapeutics Inc.), pursuant to which the business conducted by the Company became primarily the business conducted by Carisma, as described above.
Our principal executive offices are located at 3675 Market Street, Suite 200, Philadelphia, Pennsylvania 19104, and our telephone number is (267) 491-6422. Our website address is www.carismatx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, the acquisition or in-license of other products, product candidates, businesses or technologies, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes the general terms and provisions of the debt securities that Carisma Therapeutics Inc. may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Carisma Therapeutics Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities — Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•
the title and type of the debt securities;

•
whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•
the initial aggregate principal amount of the debt securities;

•
the price or prices at which we will sell the debt securities;

•
the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•
the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•
the right, if any, to extend the interest payment periods and the duration of that extension;

•
the manner of paying principal and interest and the place or places where principal and interest will be payable;

•
the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•
provisions for a sinking fund, purchase fund or other analogous fund, if any;

•
any redemption dates, prices, obligations and restrictions on the debt securities;

•
the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•
any conversion or exchange features of the debt securities;

•
whether the debt securities will be subject to the defeasance provisions in the indenture;

•
whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•
whether the debt securities will be guaranteed as to payment or performance;

•
any special tax implications of the debt securities;

•
any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•
any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•
the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•
the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•
failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

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failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

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certain events of bankruptcy or insolvency, whether or not voluntary; and

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any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge.   We can satisfy and discharge our obligations to holders of any series of debt securities if:
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we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

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we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

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all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance.   Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance.   We can legally release ourselves from any payment or other obligations on the debt securities of any series, called legal defeasance, if certain conditions are met, including the following:
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We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

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We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance.   Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities, called covenant defeasance. In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
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deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver.   We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
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to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

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to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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to provide for or add guarantors with respect to the senior debt securities of any series;

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to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

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to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
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extends the final maturity of any senior debt securities of such series;

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reduces the principal amount of any senior debt securities of such series;

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reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

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reduces the amount payable upon the redemption of any senior debt securities of such series;

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changes the currency of payment of principal of or interest on any senior debt securities of such series;

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reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

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changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

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adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or

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reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
Notice of Redemption.   Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.
If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Conversion Rights.   We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.
No Personal Liability of Incorporators, Stockholders, Officers, or Directors.   The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee.   The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law.   The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
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all of the indebtedness of that person for money borrowed;

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all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our Restated Certificate of Incorporation, or certificate of incorporation, our Amended and Restated By-laws, or by-laws, and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.
Common Stock
Annual Meeting.   Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called at any time only by the board of directors, stating the purpose of such meeting. Except as may be otherwise provided by applicable law, our certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.
Voting Rights.   Each holder of common stock is entitled to one vote for each share held of record on all matters to be voted upon by stockholders, including the election of directors. Our certificate of incorporation and by-laws do not provide for cumulative voting rights.Except as otherwise provided by law, our certificate of incorporation and by-laws, in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.
Dividends.   Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our certificate of incorporation, dividends may be declared and paid or set aside for payment on the common stock out of legally available assets or funds when and as declared by the board of directors. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.
Liquidation, Dissolution and Winding Up.   Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of our common stock.
Other Rights.
Holders of the common stock have no right to:
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convert the stock into any other security;

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have the stock redeemed;

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purchase additional stock; or

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maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.
Transfer Agent and Registrar.   Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Preferred Stock
We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.
A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:
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the designation and stated value per share of the preferred stock and the number of shares offered;

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the amount of liquidation preference per share;

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the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

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any redemption or sinking fund provisions;

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if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

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any conversion provisions;

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whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

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any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.
Rank.   Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

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senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

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on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption.   If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•
if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
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the redemption date;

•
the number of shares and series of preferred stock to be redeemed;

•
the redemption price;

•
the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•
that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•
the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•
the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights.   Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).
Conversion Rights.   The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar.   The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects
Certain provisions of our certificate of incorporation and by-laws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.
No Cumulative Voting.   The Delaware General Corporation Law, or the DGCL, provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.
Board of Directors.   Our certificate of incorporation and by-laws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.
Removal of Directors by Stockholders.   Delaware law provides that members of our board of directors may only be removed for cause by a vote of the holders of at least seventy-five percent (75%) of the outstanding shares entitled to vote on the election of the directors.

Board Vacancies Filled Only by Majority of Directors Then in Office.   Vacancies and newly created seats on our board may be filled only by a vote of a majority of our board of directors. Further, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board makes it more difficult to change the composition of our board of directors.
Stockholder Nomination of Directors.   Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than, the 120th day and not later than on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than on the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.
No Action By Written Consent.   Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.
Undesignated Preferred Stock.   As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.
Super-Majority Voting.   The Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above.
These provisions of Delaware law, our certificate of incorporation and by-laws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.
Delaware Business Combination Statute.   We are subject to Section 203 of the DGCL, or Section 203, which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person, or interested stockholder. Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
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the record date for stockholders entitled to receive the rights;

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the number of equity securities that may be purchased upon exercise of each right;

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the exercise price of the rights;

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whether the rights are transferable;

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the period during which the rights may be exercised and when they will expire;

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the steps required to exercise the rights;

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the price, if any, for the subscription rights;

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the number of subscription rights issued;

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the terms of the equity securities;

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the extent to which the subscription rights are transferable;

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if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

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the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

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whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

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whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

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any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of any equity securities purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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any redemption or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
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the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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any additional terms of the governing unit agreement, if applicable;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock or warrants constituting the units; and

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any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, subscription right, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, subscription rights, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities of a particular series, depositary shares, subscription right, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, subscription rights agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, subscription right agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, subscription rights agreement, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, subscription rights, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
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through underwriters;

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through dealers;

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through agents;

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directly to purchasers; or

•
through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

•
the public offering or purchase price and the proceeds we will receive from the sale of the securities;

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any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•
all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•
any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Carisma Therapeutics Inc. (formerly Sesen Bio, Inc.) included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
The consolidated financial statements of Carisma Therapeutics Inc. as of December 31, 2022 and 2021, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to $100,000,000
Shares of Common Stock

PROSPECTUS SUPPLEMENT

Jefferies
May 12, 2023